SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2006
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

Delaware	002-90139	94-0905160
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 13, 2006, our Board of Directors selected John Anderson to be our next president and chief executive officer when Phil Marineau retires at the end of the fiscal year, November 26, 2006. Mr. Anderson will also replace Mr. Marineau on our Board of Directors when Mr. Marineau retires. Mr. Anderson, 55, who joined us in 1979, has been our chief operating officer since July 6, 2006 and has led our Asia Pacific division since 1998 and our global supply chain organization since March 2004. He also served as General Manager of Levi Strauss Canada and as President of Levi Strauss Canada and Latin America from 1996 to 1998. Mr. Anderson has also held a series of merchandising positions with us in Europe and the United States, including Vice President, Merchandising and Product Development for the Levi’s® brand in 1995. Mr. Anderson also served as interim president of Levi Strauss Europe from September 2003 to February 2004. Pending his promotion to chief executive officer, Mr. Anderson will continue in his roles as chief operating officer and head of our Asia Pacific division and our global supply chain organization.
     On July 13, 2006, effective upon adjournment of the Board meeting, five members of our Board resigned from their positions as directors in connection with a reduction in the size of our Board from 14 to 9 members approved that day by our Board. Those five individuals are Angela Glover Blackwell, Robert E. Friedman, James C. Gaither, Miriam L. Haas and Walter J. Haas. In connection with the reduction in the size of the Board, the Board and our shareholders (acting through the voting trustees) reclassified our staggered Board such that Patricia Sales Pineda and T. Gary Rogers, currently Class II directors, became Class III directors and their terms of service were adjusted accordingly such that they will now be eligible for re-election in 2007.
     A copy of the press release announcing the appointment of our CEO designate and our director departures is attached as Exhibit 99.1 hereto.
ITEM 9.01     Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Press release dated July 17, 2006 announcing appointment of CEO designate and reduction in size of board of directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.
DATE: July 17, 2006	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 17, 2006 announcing appointment of CEO designate and reduction in size of board of directors.